UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

Sport Endurance, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 21st Floor Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement

On August 21, 2018, (the “Effective Date”) Sport Endurance, Inc., a Delaware corporation (the “Company”), at the request of Prism Funding Co. LP  (“Prism”), and  Madison Partners LLC, entered into a restructuring of its business related to Yield Endurance, Inc., a New Jersey corporation (“Yield”) and wholly-owned subsidiary of the Company (“Madison” collectively with the Company, Yield, and Prism the “Parties”). As a result, the Company entered into an agreement to convey to Madison its ownership interest in Yield, including the right to continue the business and affairs of Yield stemming from the March 2018 bitcoin transaction in which the Company sought to enter into bitcoin and other cryptocurrency lending arrangements (the “Restructuring Agreement”). Accordingly, the Restructuring Agreement amends certain terms of the Note Purchase Agreement (the “NPA”), the Confidential BTC Lending Program Participation Agreement (the “BTC Agreement”), the Account Control Agreement, the Subordination Agreement, and the Guaranty Agreement (collectively the “Former Agreements”) releasing the Company from such agreements and permitting Yield to continue in such business. Each of the Former Agreements was entered into by certain of the Parties to the Restructuring Agreement as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 14, 2018.

Pursuant to the terms of the Restructuring Agreement, the Parties agreed to modify the terms of the Former Agreements by (a) assigning to Madison all of the capital stock of Yield to provide for the continuation of the business of Yield as a subsidiary of Madison, (b) terminating the Guaranty Agreement by and between the Company and Prism, and (c) canceling 15,000,000 of the 25,000,000 warrants issued to Prism in connection with the NPA. On the Effective Date, the Company transferred its capital stock of Yield to Madison (the “Transfer”) and terminated the Guaranty Agreement, thus, the Company’s liability for the Senior Note, issued pursuant to the NPA, was extinguished upon the Transfer.

In connection with the Restructuring Agreement, the Company entered into a Securities Purchase Agreement (the “SPA”) with Madison pursuant to which the Company transferred to Madison all of the capital stock of Yield. Further, the Parties released each other from claims with respect to the original purchase of bitcoin and the Former Agreements. No payments under the BTC Agreement will be required to be made to the Company.

The foregoing descriptions of the Restructuring Agreement and the SPA (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Documents attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Form of Restructuring Agreement

10.2	Form of SPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: August 21, 2018	By: /s/ David Lelong
Name: David Lelong Title: Chief Executive Officer